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                  PM HOLDINGS GUARANTY AGREEMENT


                             made by


                     PM HOLDINGS CORPORATION


                           in favor of


            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                 Individually, as an Issuing Bank
                 and as the Administrative Agent

                               and

             FINANCIAL INSTITUTIONS NOW OR HEREAFTER
                 PARTIES TO THE CREDIT AGREEMENT


                          March 12, 1998





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


      GUARANTY AGREEMENT, dated as of March 12, 1998 (this "Guaranty"), by PM HOLDINGS CORPORATION, a Delaware corporation (the "Guarantor"), in favor of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, individually, as an Issuing Bank and as the Administrative Agent (herein the "Administrative Agent"), each of the other banks or lending institutions (collectively, the "Lenders") now or hereafter parties to the Credit Agreement (as defined below), and the Secured Affiliates (as defined in the Credit Agreement).


                             RECITALS

      A. On even date herewith, the Company, the Administrative Agent, the Issuing Banks, and the Lenders are executing that certain Credit Agreement (said Credit Agreement, as the same may from time to time be amended, supplemented, restated or modified, the "Credit Agreement") pursuant to which, upon the terms and conditions stated therein, the Lenders agree to make loans and to participate in extensions of credit for the account of the Company.

      B. The Guarantor owns, beneficially and of record, 100% of the outstanding capital stock of the Company.

      C. The Lenders have conditioned their respective obligations under the Credit Agreement upon the execution and delivery of this Guaranty by the Guarantor, and the Guarantor has agreed to enter into this Guaranty.

      NOW THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees, with and for the benefit of the Guaranteed Parties (as defined below), as follows:


                             AGREEMENT

      1. Defined Terms. Each capitalized term used herein, and not otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement. The following capitalized terms shall have the following meanings:

           "Guaranteed Parties" shall mean each of the Administrative Agent, the Lenders, the Issuing Banks and the Secured Affiliates.

           "Obligations" shall mean (a) all Lender Indebtedness now or hereafter owing, pursuant to the Credit Agreement, the Notes, any Letters of Credit, any other Financing Document or any Hedge Agreement, including, but not limited to, (i) the unpaid principal of and accrued interest on any of the foregoing (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), (ii) payment of and performance of any and all present or future obligations of the Company according to the terms of any present or future Hedge Agreement or any option with respect to any such transaction now existing or hereafter entered into between the Company and the Administrative Agent or any Lender or any Secured Affiliate pursuant to, or in connection with, the Lender Indebtedness or any Financing Document, and
      (iii) the obligation of the Company to otherwise reimburse any Guaranteed Party, whether on account of fees, indemnities, costs, taxes, expenses (including all taxes, expenses, and disbursements described in Sections 2.20 or
      9.4 of the Credit Agreement) or otherwise, (b) any and all other sums payable by the Guarantor or the Company or any of its Subsidiaries under or in respect of any Financing Document, and (c) any and all renewals, extensions, rearrangements, replacements, substitutions, increases and/or modifications of all or any part of the foregoing.

      2.   Guarantee.

      (a) The Guarantor hereby unconditionally and irrevocably and jointly and severally with each of the Subsidiary Guarantors, guarantees to each Guaranteed Party the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and the Guarantor further agrees, jointly and severally with each of the Subsidiary Guarantors, to pay any and all expenses which may be paid or incurred by any Guaranteed Party in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

      (b) No payment or payments made by the Company, the Guarantor, any Subsidiary Guarantor, any other guarantor or any other Person, or received or collected by any Guaranteed Party from the Company, the Guarantor, any Subsidiary Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full.

      (c) The Company and the Guarantor are personally obligated and liable for the amounts due under the Notes. The Lenders have the right to sue on the Notes and obtain a personal judgment against the Company and the Guarantor for satisfaction of the amounts due under the Notes either before or after a judicial foreclosure of any Financing Document.

      (d) The liability of the Guarantor for the payment of the Obligations guaranteed hereby shall be primary, and not secondary, and joint and several with the Subsidiary Guarantors.

      3. Right of Set-off. Each Guaranteed Party is hereby irrevocably authorized upon the occurrence of an Event of Default without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and credit against any credits, indebtedness, or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of the Guarantor hereunder or under the Credit Agreement or any other Financing Document, or any part thereof in such amounts as such Guaranteed Party may elect, against and on account of the obligations and liabilities of the Guarantor to the Guaranteed Parties hereunder and claims of every nature and description of the Guaranteed Parties against the Guarantor, in any currency, whether arising hereunder or under the Credit Agreement or any other Financing Document, as the Guaranteed Parties may elect, whether or not any Guaranteed Party has made any demand for payment and although such obligations, liabilities, and claims may be contingent or unmatured. The Administrative Agent agrees to notify (promptly after receipt of such notice by the Administrative Agent) the Company and the Guarantor of any such set-off and the application made by any Guaranteed Party, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Guaranteed Parties under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any such Person may have.

      4. Limited Right of No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Guaranteed Party, the Guarantor shall not be entitled to be subrogated to any of the rights of any Guaranteed Party against the Company, any other Guarantor, or any collateral security or guaranty or right of offset held by any such Person for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by the Guarantor hereunder, until all Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full or the Commitments have not been terminated, such amount shall be held by the Guarantor in trust for the Guaranteed Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured in such order as the Administrative Agent may determine.

      5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by any Guaranteed Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Guaranteed Parties and the Credit Agreement, the Notes, and any collateral security document or other guaranty or document in connection therewith (including, without limitation, the other Financing Documents) may be amended, modified, supplemented, or terminated, in whole or in part, as the Guaranteed Parties may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Guaranteed Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered, or released, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. No Guaranteed Party shall have an obligation to protect, secure, perfect, or insure any Lien at any time held as security for the Obligations or this Guaranty or any Property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on the Company or any other guarantor, and any failure by the Administrative Agent to make any such demand or to collect any payments from the Company or any such other guarantor, or any release of the Company or other guarantor, shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Guaranteed Parties against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      6. Guaranty Absolute and Unconditional; Waivers. The Guarantor waives any and all notice of the creation, renewal, extension, increase or accrual of any of the Obligations and notice of or proof of reliance by the Guaranteed Parties upon this Guaranty or acceptance of this Guaranty, and the Obligations (and any of them) shall conclusively be deemed to have been created, contracted, or incurred and extended, amended, and waived in reliance upon this Guaranty, and all dealings between the Company or the Guarantor and any Guaranteed Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment, and notice of default or nonpayment, notice of intention to accelerate maturity, and notice of acceleration of maturity to or upon the Company or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute, completed, unconditional (except as expressly conditioned pursuant to the terms hereof), and irrevocable guarantee of payment (and not of collection) without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the other Financing Documents, any of the Obligations, or any collateral security or guaranty therefor or right of offset with respect thereto at any time or from time to time held by the Guaranteed Parties, (b) any defense, set-off, or counterclaim which may at any time be available to or be asserted by the Company or any other Person liable for the Obligations against the Guaranteed Parties, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Person liable for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing any of their rights and remedies against the Guarantor hereunder, the Guaranteed Parties may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Company or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Parties to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied, or available as a matter of law, of any Guaranteed Party against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Guaranteed Parties, and their respective successors, indorsees, transferees, and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full.

      7. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Company or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, the Company or the Guarantor or any substantial part of such Person's property, or otherwise, all as though such payments had not been made.

      8. Maturity of Obligations; Payment. The Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to the Guarantor, and the Guarantor shall, upon such acceleration, be obligated to pay to the Administrative Agent the amount due and unpaid by the Company and guaranteed hereby, which payment shall be made immediately upon demand thereof by the Administrative Agent.

      9. Payments. The Guarantor hereby guarantees that payments hereunder will be paid, without set-off or counterclaim and in immediately available funds and in lawful currency of the United States of America, to the Administrative Agent in Houston, Texas, at the Payment Office, not later than 11:00 a.m.
Houston time.

      10. Representations and Warranties. The Guarantor hereby represents and warrants that:

           (a) Corporate Existence. The Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware.

           (b) Corporate Power and Authorization. The Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty; and all corporate action on the Guarantor's part requisite for the due execution, delivery and performance of this Guaranty has been duly and effectively taken.

           (c) Binding Obligations. This Guaranty constitutes a legal, valid, and binding obligation of the Guarantor, and, upon execution and delivery to the Administrative Agent on behalf of the Guaranteed Parties, (assuming due authorization, execution and delivery by the other parties thereto) will be enforceable against the Guarantor in accordance with its terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

           (d) No Legal Bar or Resultant Lien. This Guaranty does not and will not violate or create a default under any provisions of the certificate of incorporation or bylaws of the Guarantor, or any contract, agreement, instrument or Governmental Requirement to which the Guarantor is subject (other than those violations and defaults that would not affect the Guarantor's use of such Property or those permitted by this Guaranty), or result in the creation or imposition of any Lien upon any Property of the Guarantor.

           (e) No Consent. The Guarantor's execution, delivery and performance of this Guaranty does not require notice to or filing or registration with, or authorization, consent or approval of, or other action by any other Person, including, but not limited to, any Governmental Authority.

           (f) Investments and Guaranties. The Guarantor has not made investments in or advances to any Person, except for investments in the Company, PI Acquisition Corporation, and PI Holding Company, or guaranteed the obligations of any Person, except for the obligations of the Company.

           (g) Litigation. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Guarantor, threatened against the Guarantor, the Company, or any other Property of the Guarantor before any court or arbitrator or any Governmental Authority which (i) challenges the validity or enforceability of this Guaranty, or (ii) if adversely determined could reasonably be expected to have a Material Adverse Effect.

           (i) Taxes; Governmental Charges. The Guarantor has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon any of the Guarantor's Properties or income which are due and payable, including interest and penalties, except where failure to so pay or file would not have a Material Adverse Effect, or has provided adequate reserves for the payment thereof if required in accordance with GAAP for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

           (j) Titles, etc. The Guarantor has good title to, or valid leasehold interests in, all its real and personal Property material to its business, except for minor title defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Properties for their intended purposes.

           (k) Defaults. The Guarantor is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that could reasonably be expected to have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Guarantor, or under any material agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound. No Default hereunder has occurred and is continuing.

           (l) No Material Misstatements. All factual information, taken as a whole, in any written exhibit, schedule or report prepared by or on behalf of the Guarantor and furnished to the Guaranteed Parties by or at the direction of the Guarantor in connection with the negotiation of this Guaranty does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

           (m) Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State" as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Guarantor of this Guaranty and its performance of the obligations provided for herein, will not result in a violation of the Investment Company Act of 1940, as amended.

           (n) Public Utility Holding Company Act. The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (o) Solvency. The Guarantor is solvent, both before and after taking into account the Merger.

           (p) Stock. After the Merger, all of the issued and outstanding capital stock of the Guarantor will be owned of record and beneficially by Koch Agriculture Company, free and clear of any Liens, will be duly authorized, validly issued and will be fully paid and non-assessable. After the Merger, no subscription, warrant, option or other right to purchase or acquire any capital stock of the Guarantor or securities convertible into such interests will be authorized or outstanding and there will be no commitment of the Guarantor to issue any such units, warrants, options or such other rights or securities.

           (q) PI Acquisition Corporation. PI Acquisition Corporation is a Delaware corporation that is a wholly owned subsidiary of the Guarantor and such Person has no assets and is currently conducting no business activities. PI Holding Company is a Delaware corporation that is a wholly owned subsidiary of PI Acquisition Corporation. PI Holding Company has no assets and is currently conducting no business activities.

      10. Covenants. So long as any Loan, Revolving Credit
Exposure or other Obligation remains unpaid or outstanding, the Guarantor will at all times comply with the following covenants:

           (a) Conduct of Business and Maintenance of Existence.
      The Guarantor will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

           (b) Non-Consolidation, Etc.. The Guarantor shall be operated at all times in such a manner that its assets and liabilities may not be substantively consolidated with those of any other Person in the event of the bankruptcy or insolvency of such Person. In this regard, the Guarantor shall:

                (i) not become involved in the day-to-day management of any other Person, except as contemplated herein and matters necessarily incident thereto;

                (ii) not (A) consolidate or merge with or into any other Person, or (B) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person;

                (iii) engage only in investments in the Company;

                (iv)  maintain corporate records, books of
           account, and a mailing address separate from each of its Subsidiaries.

                (v)   maintain its assets separately from the
           assets of any other Person (including through maintenance of a separate bank account);

                (vi) not guarantee the obligations of, or advance funds for the payment of expenses or otherwise, to any other Person except the Company;

                (vii) conduct all business correspondence of the Guarantor and other communications in the Guarantor's own name and on the Guarantor's own stationery;

                (viii)maintain separate financial statements;

                (ix)  not act as agent of any other Person in any capacity;

                (x)   maintain a board of directors that is
           separate from (but may contain one or more of the same members as) and independent of the boards of directors of all other Persons;

                (xi) create or acquire any Subsidiary other than the Company, or acquire substantially all of the assets or a business division of any other Person;

                (xii) maintain, and cause its Subsidiaries to maintain, the requisite legal formalities in order that the Guarantor and its Subsidiaries may each be treated as a legally separate entity from other Persons; and

                (xiii)engage in transactions with the Company and its Subsidiaries only on terms and conditions comparable to arm's-length transactions with Persons that are not Affiliates of the Guarantor; provided that the Guarantor may receive dividends from the Company as permitted by the Credit Agreement and transfer such dividends to its stockholder as permitted by the Financing Documents.

           (c) Payment of Taxes and Claims. The Guarantor will pay (i) all taxes, assessments and governmental charges imposed upon it or upon its Property; and (ii) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its Property, unless, in each case, the validity of amount thereof is being contested in good faith by appropriate action of proceedings and the Guarantor has established adequate reserves in accordance with GAAP with respect thereto.

           (d) Further Assurances. The Guarantor will cure promptly any defects in the execution and delivery of this Guaranty and any other Financing Documents to which the Guarantor is or becomes a party. The Guarantor at its own expense, as promptly as practical, will execute and deliver to the Guaranteed Parties upon request all such instruments and take all such action in order fully to effectuate the purposes of this Guaranty and any other Financing Documents to which the Guarantor is or becomes a party.

           (e) Insurance. The Guarantor will maintain, or cause to be maintained on its behalf, insurance with respect to its Properties and business as required by Section 5.1(e) of Credit Agreement.

           (f) Accounts and Records. The Guarantor will keep proper books of record and account in accordance with GAAP.

           (g) Right of Inspection. Upon reasonable notice, the Guarantor will permit any officer, employee or agent of the Guaranteed Parties to examine the Guarantor's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Guarantor, as often and all at such reasonable times during normal business hours as may be reasonably requested by any Guaranteed Party.

           (h) Reporting Covenants. So long as any Loan, any
      Commitment, any Revolving Credit Exposure, or other
      Obligation remains unpaid or outstanding, the Guarantor will furnish to each Guaranteed Party:

                (i) Events or Circumstances with respect to Collateral. Promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that could have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

                (ii) Shareholder Communications, Filings, Public Announcements, Etc. Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by the Guarantor in connection therewith from the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                (iii)Litigation. Promptly after (A) the
           occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company, Guarantor, or any Subsidiary or any material Property of any thereof; or
           (B) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, in either case in which the amount involved is material and is not covered by insurance or which, if adversely determined, could have a Material Adverse Effect.

                (iv) Other Information. With reasonable
           promptness, such other information about the business and affairs and financial condition of the Guarantor as any Lender may reasonably request from time to time.

           (i) Stock. Guarantor shall not authorize or issue any preferred stock or other equity securities having a mandatory redemption right existing with regard thereto.

           (j) Negative Pledge. The Guarantor will not create, incur, assume, or suffer to exist any Lien upon its Property now owned or hereafter acquired to secure any Indebtedness of the

      Guarantor, any subsidiary or any other Person, other than Liens granted by the Guarantor to secure the Obligations.

           (k) Dividend Payments. In the event that the Guarantor receives any dividend, payment, or distribution of any kind not expressly permitted by Section 6.5 of the Credit Agreement, the Guarantor shall hold such dividend, payment, or other distribution in trust for the benefit of the Guaranteed Parties, and shall immediately pay or deliver the same to the Administrative Agent, for the benefit of the Guaranteed Parties.

           (l) Dissolution or Transfer of PI Acquisition Entities. On or before thirty days after the Closing Date, the Guarantor shall cause each of PI Acquisition Corporation and PI Holding Company to be dissolved, merged into the Guarantor or the ownership thereof transferred to Koch Industries or an affiliate of Koch Industries that is not a Subsidiary of the Guarantor. The Guarantor shall deliver to the Administrative Agent (i) copies of the instruments of dissolution or merger that have been filed with the Secretary of State of Delaware on or before the expiration of such thirty day period or (ii) a certificate stating that the ownership of such entities has been transferred and that the Guarantor no longer has an investment therein.

           (m) Redemption of Discount Notes. On the Business Day immediately following the Closing Date, the Guarantor shall deposit or cause to be deposited with the appropriate paying agent all funds necessary to redeem the Existing PM Holdings Discount Notes, and to pay all accrued interest thereon, and all premiums applicable thereto, if any.

      12. No Waiver: Cumulative Remedies. No Guaranteed Party shall by any act, delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of any Guaranteed Party, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other power, privilege, or right. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any such Person would have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

      13. Notices. All notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing) and, in the case of the Guarantor, shall be given to the Guarantor at the address or telecopy number of the Company now or hereafter provided in the Credit Agreement, and in the case of any Guaranteed Party, at the address or telecopy number for such Person now or hereafter provided for in the Credit Agreement. Each such notice, request, or other communication shall be effective (i) if given by telecopier during regular business hours, once such telecopy is transmitted to the telecopy number specified in the Credit Agreement, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in the Credit Agreement; provided, that, notices to the Administrative Agent shall not be effective until actually and physically received.

      14. Entire Agreement. THIS GUARANTY, THE CREDIT AGREEMENT, THE SECURITY INSTRUMENTS AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE GUARANTEED PARTIES AND THE GUARANTOR AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE


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


SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      15.  Governing Law; Submission to Jurisdiction, Etc.

      (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR ANY SIMILAR SUCCESSOR PROVISION THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES) AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY, THE NOTES OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

      (c) EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

      (d) The Guarantor hereby irrevocably designates CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as the designee, appointee, and process agent of the Guarantor to receive, for and on behalf of the Guarantor, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Guaranty. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Guarantor at its address set forth opposite its signature below, but the failure of the Guarantor to receive such copy shall not affect in any way the service of such process. The Guarantor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its said address, such service to become effective on the earlier to occur of (i) actual receipt of such service of process, and (ii) thirty (30) days after such mailing.

      (e) Nothing herein shall affect the right of any Guaranteed
Party or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

      16. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      17. Paragraph Headings. The Paragraph headings used in this
Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      18. Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Guaranteed Parties and the Transactions. Accordingly, if the Transactions would be usurious as to any Guaranteed Party under applicable law, then, notwithstanding anything to the contrary in the Notes, this Guaranty or in any other Financing Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest as to any Guaranteed Party under applicable law that is contracted for, taken, reserved, charged, or received by such Person under the Notes, this Guaranty, or under any of the Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest as to any Person under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Guaranty or otherwise in connection with the Transactions shall be canceled automatically and, if theretofore paid, shall be credited by such Person on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Person to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Guaranteed Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to such Person for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas (or of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Guaranty) or laws of the United States of America applicable to such Person and the Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas (or such other jurisdiction's) law. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Guaranteed Parties for the purpose of determining the Highest Lawful Rate, each such Person hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Person's right subsequently to change such method in accordance with applicable law. In no event shall the provisions of Tex. Rev. Civ. Stat. art. 5069-2.01 through 5069-8.06 or 5069-15.01 through 5069-15.11 be applicable to the Loans evidenced by the Notes.

      19. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

           [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the day and year first above written.


                                    PM HOLDINGS CORPORATION


                                    By: /s/ David L. Abbott
                                       --------------------
                                    Name:  David L. Abbott
                                    Title: President & Chief
                                           Executive Officer


                                    4111 East  37th Street North
                                    Wichita, Kansas 67226



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